UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2009

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01.  Other Events.

Bridge Bancorp, Inc. has announced that its Board of Directors approved and adopted a Dividend Reinvestment Plan (the “Plan”), which will be effective for the second quarter dividend. The Plan will enable shareholders to automatically reinvest dividends in shares of Company stock as they are paid, and also to purchase additional shares of common stock through the Plan. The Plan will be administered by the Company’s transfer agent, Registrar and Transfer Company. Plan enrollment materials and information will be distributed to Company shareholders. Shareholders who are interested in participating in the Plan will need to return an enrollment form to the transfer agent.  The Plan will be included in a Registration Statement on Form S-3 that will be filed with the Securities and Exchange Commission. A copy of the press release announcing the Plan is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions. None

(d)	Exhibits:

   Exhibit No.
Exhibit 99.1	Press Release dated April 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE BANCORP, INC.
(Registrant)

By: /s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

      Dated:  April 24, 2009